Exhibit 99.1

Farmer Brothers reports fourth quarter and fiscal 2023 financial results and publishes quarterly shareholder letter
Fiscal year 2023 net sales from continuing operations of $340 million
Used $100 million proceeds from direct ship and Northlake, Texas facility transaction to significantly pay down debt

NORTHLAKE, Texas, Sept. 12, 2023 – Farmer Brothers (NASDAQ: FARM) today reported its fiscal fourth quarter and full year 2023 financial results for the period ended June 30, 2023. The company filed its 10-K and published its quarterly shareholder letter, which contains additional details regarding the results and can be found on the investor relations section of the company’s website.
“Farmer Brothers ended a challenging fiscal 2023 on a strong note, including the strategic divestiture of our direct ship customers and early signs of improved pricing and margins late in the fourth quarter,” said Farmer Brothers Chief Executive Officer Deverl Maserang. “The company enters fiscal 2024 with our full focus on a revitalized direct store delivery (DSD) business, a stronger balance sheet and a favorable coffee pricing environment. Adding to our confidence are the early results of our new AI-driven pricing engine, which is delivering early, demonstrable margin improvement and solid initial traction with key future growth initiatives. While transitional impacts from the divestiture and our DSD reorganization will impact the first quarter of fiscal 2024 profitability, we are making steady progress toward an inflection to positive free cash flow in the coming quarters.”
Investor Conference Call
The company will also host an audio-only investor conference call today, Sept. 12, 2023, at 5 p.m. Eastern to review its financial results for the fourth quarter and full year 2023 ended June 30, 2023.
Interested parties may access the webcast via the investor relations section of the Farmer Brothers’ website. Participants who pre-register will receive an email with dial-in information, allowing them to bypass the live operator. A replay of the webcast will be available shortly after and for at least 30 days on the investor relations section of the Farmer Brothers’ website.
A copy of the company’s 10-K and corresponding shareholder letter are also available on the investor relations section of the company’s website, as well as the Securities and Exchange Commission’s website at sec.gov.
About Farmer Brothers
Founded in 1912, Farmer Brothers is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines, include organic, Direct Trade and sustainably produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices and baking/biscuit mixes, Farmer Brothers delivers extensive beverage planning services and culinary products to its U.S.-based customers. It serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
The company’s primary brands include Farmer Brothers, Artisan Collection by Farmer Brothers, Superior, Metropolitan, China Mist and Boyd’s.
Forward-looking statements
This press release and other documents we file with the Securities and Exchange Commission (SEC) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs, our management’s assumptions, the search for a successor CEO and the anticipated benefits to the Company as a result of the CEO transition, including the expected results following the transition. These forward-looking statements can be identified by the use of words such as, “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in this press release and Part I, Item 1A of our annual report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on Sept. 2, 2022 (the 2022 Form 10-K) as amended by Amendment No. 1 to the 2022 Form 10-K, filed with the SEC on Oct. 27, 2022, as well as other factors described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

Investor Relations Contact
Ellipsis
Investor.relations@farmerbros.com
646-776-0886

Media contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com